Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES QUARTERLY EARNINGS OF $.33 PER SHARE

SEATTLE, WASHINGTON – February 10, 2004, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly net earnings of $36,365,000 for the fourth quarter of 2003, compared with $35,996,000 for the same quarter of 2002, an increase of 1%.  Net revenues for the fourth quarter of 2003 increased 2% to $205,374,000 as compared with $201,602,000 reported for the fourth quarter of 2002.  Total revenues and operating income were $731,413,000 and $58,548,000 in 2003 compared with $691,213,000 and $54,957,000 for the same quarter of 2002, increases of 6% and 7%, respectively.   Diluted net earnings per share for both the fourth quarter 2003 and 2002 were $.33. The company also reported that same store net revenues were flat and operating income increased 5% for the fourth quarter of 2003 when compared with 2002.

For the year ended December 31, 2003, net earnings rose to $121,952,000 from $112,529,000 in 2002, an increase of 8%.  Net revenues for the year increased to $750,510,000 from $682,213,000 for 2002, up 10%. Total revenues and operating income for the year were $2,624,941,000 and $186,762,000 in 2003 compared with $2,296,903,000 and $171,009,000 for the same period in 2002, increases of 14% and 9%, respectively.  Diluted net earnings per share for the year 2003 were $1.12 as compared with $1.03 for the same period of 2002, an increase of 9%. Same store net revenues and operating income increased 10% and 9%, respectively, for the year ended December 31, 2003, when compared with the same period of 2002.

The fourth quarter 2003 results include a $.03 per share increase in operating income as a result of the elimination of accruals for inter-company differences made unnecessary by enhancements in the company’s inter-company automated clearinghouse technology implemented in the beginning of the fourth quarter of 2003.  In addition, the results also include a net $.02 per share increase in additional tax expense ($9.5 million) as a result of the company’s decision to provide full U.S. taxation on all un-remitted foreign earnings and to eliminate certain tax expense ($8.0 million) which the company has analyzed and determined will not ultimately be paid out.

“The saying that ‘this year’s victory is next year’s hurdle’ could have been coined in anticipation of the kind of situation we faced during the fourth quarter of 2003. The fact that the fourth quarter one year earlier benefited from the west coast port disruption was no doubt understood by everyone.  We just had a problem quantifying how much of what happened in 2002 was sustainable and how much was attributable to short-term market forces.  What we said was that it would be realistic to expect the fourth quarter to be similar to the third quarter of 2003 and in that context, we are certainly satisfied with these results,” said Peter J. Rose, Chairman and Chief Executive Officer.

“During this quarter, we modified our joint venture in the People’s Republic of China and we now own 75% of that entity.  With the prospects of future growth, we took advantage of an opportunity to increase our commitment to this important market.  We are very grateful for our sponsor/partner in the People’s Republic of China - they have been, and will remain, an integral part of our success in this market.   Finally, as we begin our 25th year, it is perhaps an appropriate time to consider how far we have come in a relatively short period of time and we have to once again acknowledge the contributions of all of our employees. Whenever we are asked what makes us different, the answer always starts with our people,” Rose concluded.

Expeditors is a global logistics company.  Headquartered in Seattle, Washington, the company employs trained professionals in 170 offices and 13 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

4th Quarter 2003 Earnings Release

February 10, 2004

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Year ended

December 31, 2003 and 2002

Unaudited

(in 000’s of US dollars except share data)

	Three months ended December 31,			Year ended December 31,
	2003	2002	% Inc.	2003	2002	% Inc.
Revenues	$731,413	$691,213	6%	$2,624,941	$2,296,903	14%
Net revenues	$205,374	$201,602	2%	$750,510	$682,213	10%
Operating income	$58,548	$54,957	7%	$186,762	$171,009	9%
Net earnings	$36,365	$35,996	1%	$121,952	$112,529	8%
Diluted earnings per share	$.33	$.33	—	$1.12	$1.03	9%
Basic earnings per share	$.35	$.35	—	$1.16	$1.08	7%
Diluted weighted average shares outstanding	109,600,811	109,437,610		109,001,543	108,881,369
Basic weighted average shares outstanding	105,021,220	104,139,633		104,733,442	103,892,827

New Office Opened during the 4th Quarter of 2003:

Americas

San Jose, Costa Rica

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on February 10, 2004 will be considered in management’s 8-K
“Responses to Selected Questions” expected to be furnished on or about February 13, 2004.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$295,832	$211,859
Short-term investments	82	87
Accounts receivable, net	448,324	385,864
Other current assets	17,941	7,676
Total current assets	762,179	605,486

Property and equipment, net	241,702	204,966
Goodwill, net	7,774	5,299
Deferred Federal and state income taxes	4,589	11,008
Other assets	24,603	53,189

	$1,040,847	$879,948
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	217	1,319
Accounts payable	296,895	248,302
Accrued expenses, primarily salaries and related costs	74,905	78,277
Deferred Federal and state income taxes	9,964	9,678
Federal, state and foreign income taxes	10,141	16,990
Total current liabilities	$392,122	$354,566

Minority interest	$3,224	$1,570

Shareholders’ equity:
Preferred stock, par value $.01 per share. Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 105,056,454 shares at December 31, 2003 and 104,220,940 shares at December 31, 2002	1,051	1,042
Additional paid-in capital	25,491	21,701
Retained earnings	617,216	512,036
Accumulated other comprehensive income (loss)	1,743	(10,967)
Total shareholders’ equity	645,501	523,812

	$1,040,847	$879,948

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Revenues:
Airfreight	$351,194	$382,610	$1,213,167	$1,206,057
Ocean freight and ocean services	247,324	207,458	954,541	728,174
Customs brokerage and import services	132,895	101,145	457,233	362,672

Total revenues	731,413	691,213	2,624,941	2,296,903

Operating expenses:
Airfreight consolidation	275,464	288,897	934,199	921,103
Ocean freight consolidation	199,323	162,915	763,425	564,060
Customs brokerage and import services	51,252	37,799	176,807	129,527
Salaries and related costs	103,647	103,161	398,475	359,769
Rent and occupancy costs	12,123	10,723	47,100	40,816
Depreciation and amortization	6,600	5,658	24,392	22,725
Selling and promotion	7,073	5,642	23,496	19,796
Other	17,383	21,461	70,285	68,098
Total operating expenses	672,865	636,256	2,438,179	2,125,894

Operating income	58,548	54,957	186,762	171,009

Interest expense	(45)	(36)	(186)	(178)
Interest income	1,162	1,769	4,522	6,299
Other, net	1,079	451	4,544	2,080

Other income, net	2,196	2,184	8,880	8,201

Earnings before income taxes and minority interest	60,744	57,141	195,642	179,210

Income tax expense	23,001	20,372	71,142	65,461

Net earnings before minority interest	37,743	36,769	124,500	113,749

Minority interest	(1,378)	(773)	(2,548)	(1,220)

Net earnings	$36,365	$35,996	$121,952	$112,529

Diluted earnings per share	$0.33	$0.33	$1.12	$1.03

Basic earnings per share	$0.35	$0.35	$1.16	$1.08

Weighted average diluted shares outstanding	109,600,811	109,437,610	109,001,543	108,881,369

Weighted average basic shares outstanding	105,021,220	104,139,633	104,733,442	103,892,827

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Operating Activities:
Net earnings	$36,365	$35,996	$121,952	$112,529
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	40	451	380	2,382
Deferred income tax benefit	(6,910)	(9,123)	(69)	(687)
Tax benefits (expense) from employee stock plans	(1,191)	662	3,880	5,958
Depreciation and amortization	6,600	5,658	24,392	22,725
Gain on sale of property and equipment	(40)	(121)	(186)	(1,696)
Impairment write down	—	3,502	—	3,502
Other	886	190	3,620	921
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,011)	(33,741)	(66,237)	(99,152)
Decrease (increase) in other current assets	10,565	2,368	(9,494)	(1,078)
Increase in minority interest	929	698	1,624	726
Increase (decrease) in accounts payable and other current liabilities	(26,688)	20,140	34,473	70,363

Net cash provided by operating activities	18,545	26,680	114,335	116,493

Investing Activities:
Decrease (increase) in short-term investments	38	(10)	(5)	(31)
Purchase of property and equipment	(7,551)	(64,096)	(20,745)	(81,427)
Proceeds from sale of property and equipment	126	222	415	4,151
Cash paid for note receivable secured by real estate	—	(301)	—	(4,262)
Deposit paid for real estate acquisition	—	(31,250)	—	(31,250)
Other	(5,178)	(404)	(5,562)	(333)

Net cash used in investing activities	(12,565)	(95,839)	(25,897)	(113,152)

Financing Activities:
Borrowings (repayments) of short-term debt, net	153	(504)	(1,171)	(395)
Proceeds from issuance of common stock	1,802	1,070	20,024	16,760
Repurchases of common stock	(1,595)	(1,623)	(20,105)	(16,595)
Dividends paid	(8,404)	(6,250)	(16,772)	(12,485)

Net cash used in financing activities	(8,044)	(7,307)	(18,024)	(12,715)

Effect of exchange rate changes on cash	4,901	993	13,559	2,556

Increase (decrease) in cash and cash equivalents	2,837	(75,473)	83,973	(6,818)

Cash and cash equivalents at beginning of period	292,995	287,332	211,859	218,677

Cash and cash equivalents at end of period	295,832	211,859	295,832	211,859

Interest and taxes paid:
Interest	27	34	166	176
Income tax	25,197	11,252	78,820	37,111

Non-Cash Investing Activities - Cash held in escrow of $30,954 at December 31, 2002 was applied toward the purchase of land and a building in January 2003.

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	United States	Other N. America	Far East	Europe	Australia/ New Zealand	Latin America	Middle East	Elimi- nations	Consoli- dated
Three months ended December 31, 2003

Revenues from unaffiliated customers	$138,059	17,536	412,787	111,743	9,573	11,333	30,382	—	731,413
Transfers between geographic areas	$15,494	947	2,307	4,055	1,012	1,269	1,224	(26,308)	—
Total revenues	$153,553	18,483	415,094	115,798	10,585	12,602	31,606	(26,308)	731,413

Net revenues	$86,620	9,845	52,084	38,644	5,409	4,745	8,027	—	205,374
Operating income	$15,353	3,504	24,227	10,340	1,362	742	3,020	—	58,548
Identifiable assets at quarter end	$538,675	32,478	162,991	239,068	17,793	20,492	29,350	—	1,040,847
Capital expenditures	$3,676	129	685	1,011	145	1,569	336	—	7,551
Depreciation and amortization	$3,600	304	857	1,207	192	208	232	—	6,600
Equity	$682,585	12,931	120,714	63,619	11,945	3,521	14,049	(263,863)	645,501

Three months ended December 31, 2002

Revenues from unaffiliated customers	$125,315	16,426	418,234	89,807	6,620	7,659	27,152	—	691,213
Transfers between geographic areas	$10,621	604	1,530	2,568	936	1,125	759	(18,143)	—
Total revenues	$135,936	17,030	419,764	92,375	7,556	8,784	27,911	(18,143)	691,213

Net revenues	$76,604	8,917	68,807	32,824	4,059	3,098	7,293	—	201,602
Operating income	$3,374	3,616	34,345	9,284	1,181	672	2,485	—	54,957
Identifiable assets at quarter end	$450,259	25,598	144,877	210,849	14,553	8,540	25,272	—	879,948
Capital expenditures	$5,696	308	1,086	56,500	134	100	272	—	64,096
Depreciation and amortization	$2,994	318	743	1,109	169	111	214	—	5,658
Equity	$535,590	9,774	112,199	41,604	10,049	1,231	9,958	(196,593)	523,812

Twelve months ended December 31, 2003

Revenues from unaffiliated customers	$519,488	65,843	1,446,760	406,186	32,077	37,495	117,092	—	2,624,941
Transfers between geographic areas	$41,714	2,352	7,147	11,715	3,876	4,288	3,576	(74,668)	—
Total revenues	$561,202	68,195	1,453,907	417,901	35,953	41,783	120,668	(74,668)	2,624,941

Net revenues	$309,980	35,912	203,969	137,117	18,985	14,801	29,746	—	750,510
Operating income	$55,623	8,364	87,313	22,512	3,988	2,073	6,889	—	186,762
Identifiable assets at quarter end	$538,675	32,478	162,991	239,068	17,793	20,492	29,350	—	1,040,847
Capital expenditures	$9,322	1,017	3,510	3,371	324	1,899	1,302	—	20,745
Depreciation and amortization	$12,879	1,248	3,146	4,892	667	608	952	—	24,392
Equity	$682,585	12,931	120,714	63,619	11,945	3,521	14,049	(263,863)	645,501

Twelve months ended December 31, 2002

Revenues from unaffiliated customers	$469,928	60,629	1,294,107	314,582	23,534	29,475	104,648	—	2,296,903
Transfers between geographic areas	$30,032	2,066	6,090	9,398	4,041	3,568	2,824	(58,019)	—
Total revenues	$499,960	62,695	1,300,197	323,980	27,575	33,043	107,472	(58,019)	2,296,903

Net revenues	$279,639	32,311	204,299	112,136	15,103	12,246	26,479	—	682,213
Operating income	$40,981	7,967	90,917	18,215	3,521	2,015	7,393	—	171,009
Identifiable assets at quarter end	$450,259	25,598	144,877	210,849	14,553	8,540	25,272	—	879,948
Capital expenditures	$14,005	1,056	2,917	60,701	1,057	208	1,483	—	81,427
Depreciation and amortization	$12,406	1,349	2,796	4,079	571	553	971	—	22,725
Equity	$535,590	9,774	112,199	41,604	10,049	1,231	9,958	(196,593)	523,812

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.